SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 2003

MARSHALL & ILSLEY CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-15403	39-0968604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 North Water Street Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414) 765-7801

Item 7.  Exhibits.

On October 21, 2003, Marshall & Ilsley Corporation entered into a Selling Agent Agreement (the “Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated relating to its previously established MiNotes medium term note program.  The MiNotes offering is registered with the SEC on Form S-3 (Reg. No. 333-33814).  The purpose of this current report is to file the Agreement with the SEC.

(c)

Exhibits

Exhibit No.	Description

1.1	Selling Agent Agreement dated October 21, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2003	MARSHALL & ILSLEY CORPORATION

By: /s/ Randall J. Erickson_________________
Randall J. Erickson Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Selling Agent Agreement dated October 21, 2003